                                                                    EXHIBIT 10.5

                            DR DOS LICENSE AGREEMENT

       THIS LICENSE AGREEMENT (this "Agreement") is made and entered into this 1st day of September, 1998 by and between Caldera, Inc., a Utah corporation ("Licensor"), and Caldera Thin Clients, Inc., a Utah corporation ("Licensee").

                                    RECITALS

       WHEREAS, Licensor owns all right, title and interest in and to that certain technology described on EXHIBIT A hereto (the "Technology"); and

       WHEREAS, Licensor is willing to grant to Licensee a broad license to use the Technology in accordance with the terms and conditions of this Agreement revocable only upon the occurrence of certain specific events described herein, in exchange for which Licensor shall be entitled to receive shares of Licensee's capital stock.

                                    AGREEMENT

       NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the parties agree as follows:

1.     LICENSE GRANT.

       1.1. LICENSE TO THE TECHNOLOGY. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a perpetual, non-exclusive, royalty-free, worldwide license to make, use, sell, reproduce, distribute and sublicense the Technology and to prepare derivative works from the Technology.

       1.2. TITLE. All right, title, and interest in and to the Technology shall remain exclusively with Licensor. All right, title, and interest in and to any and all modifications, improvements or derivative works of or to the Technology (the "Derivatives") shall vest exclusively with Licensee. Licensee shall do nothing to divest, challenge or disturb Licensor's title to the Technology. Licensee shall take all reasonable steps to protect any of Licensor's proprietary rights in connection with the Technology. The provisions of this Section 1.2 shall survive termination of this Agreement.

       1.3. SUBLICENSES. As a manufacturer and supplier of products of the Technology, Licensee shall have the right to sublicense users and distributors to use the Technology in the ordinary course of exploiting the Technology.

       1.4. LICENSEE STOCK. In consideration of the license granted hereunder, Licensor shall be entitled to receive shares of Licensee's Common Stock, no par value.

2.     REPRESENTATIONS AND WARRANTIES.

       2.1. TITLE. Licensor represents and warrants that (i) it has good title to the Technology and (ii) it is authorized to grant the license provided for herein.

       2.2. NO INFRINGEMENT. Licensor warrants that, to the best of its knowledge, the Technology does not violate or infringe any patent, copyright, trademark, trade secret or other proprietary right of any third party and that Licensor is not aware of any facts upon which such a claim for infringement could be based. Licensor will promptly notify Licensee if it becomes aware of any claim or any facts upon which such a claim could reasonably or legitimately be based.

3.     TERM AND TERMINATION.

       3.1. TERM. The license granted hereunder shall have a perpetual term unless terminated as provided below.

       3.2. TERMINATION. The license granted hereunder may be terminated as follows:

              3.2.1. By written agreement of the parties;

              3.2.2. By either party in the event of a material breach of this
                     Agreement by the other party and such breach is not cured within 30 days of written notice thereof;

              3.2.3. By Licensor in the event that Licensee ceases doing business as a going concern, is adjudged insolvent or bankrupt, or upon the institution of any proceeding by or against it seeking relief, reorganization or arrangement under any laws relating to insolvency (except for a proceeding that is commenced involuntarily and dismissed within 60 days), or upon the appointment of any of a receiver, liquidator or trustee of any of its property or assets, or upon the liquidation, dissolution or winding up of its business or otherwise seeks protection against creditors' demands for payment; or

              3.2.4. By Licensor in the event Licensee allows usage of the
                     Technology in violation of this Agreement.

       3.3. EFFECT OF TERMINATION. Upon the termination of this Agreement, Licensee shall immediately discontinue use of the Technology. The license shall terminate upon termination of this Agreement.

       3.4. DISPOSITION OF TECHNOLOGY. Upon termination of this Agreement, Licensee shall, pursuant to Licensor's instructions, return or destroy the Technology and all copies thereof (in all forms, electronic or otherwise) that are in the possession, custody, or control of Licensee, except that Licensee may retain one copy of the Technology (and any documentation provided therewith by Licensor) solely for purposes of post-termination customer support.

       3.5. SURVIVAL. The termination of this Agreement shall not relieve either party of any liability that accrued prior thereto nor shall affect the continued operation or enforcement of any provision of this Agreement which, by its express terms, shall survive termination.

4.     ENFORCEMENT OF IP RIGHTS.

       4.1. Licensee shall have the right to, and shall at the direction of Licensor, enforce all of the licensed intellectual property rights against infringement by third parties. Licensor agrees to cooperate with such enforcement efforts. In the event that Licensee chooses not to enforce the licensed rights against an infringer, Licensor may do so and may retain all advantages obtained thereby.

5.     GENERAL.

       5.1. WAIVER OF PERFORMANCE. A failure of either party hereto at any time to require performance by the other party of any provision of this Agreement will in no way affect the right of the first party to require such performance at any time thereafter. The waiver by either party of a breach by the other party of any provision of this Agreement will in no way be construed as a waiver of any succeeding breach of such provision or a waiver of the provision itself.

       5.2. LAW AND VENUE. This Agreement shall be construed and enforced in accordance with the laws of the State of Utah.

       5.3. EQUITABLE RELIEF. The parties acknowledge and agree that remedies at law may be inadequate to protect against breaches of this Agreement and expressly consent to the granting of equitable relief, whether temporary, preliminary or final, without proof of actual damages, to prevent any actual or threatened breach.

       5.4. ASSIGNMENT. Except as expressly permitted herein, neither this Agreement nor any right hereunder may be assigned by either party in whole or in part without the express prior written consent of the other party, which may be withheld for any or no reason.

       5.5. ENTIRE AGREEMENT. This Agreement and the documents referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersede all prior agreements or understandings, written or oral, between the parties with respect to the subject matter of this Agreement.

       5.6. AMENDMENTS. No change in, addition to, or waiver of any of the terms and provisions of this Agreement shall be binding unless approved by the parties hereto in a writing signed by both parties.

       5.7. SEVERABILITY. If any provision of this Agreement is held to be invalid, void or unenforceable, the remaining provisions of this Agreement nevertheless will continue in full force and effect without being impaired or invalidated in any way.

       5.8. ATTORNEYS' FEES. Except as otherwise provided herein, in the event of any claim or controversy between the parties relating to this Agreement or to the breach hereof, the prevailing party in such action shall be entitled to recover from the other party the costs and expenses, including reasonable fees of attorneys, experts and other technical advisors, incurred in taking or defending such action, including on appeal.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


LICENSOR:                                   LICENSEE:

Caldera, Inc.,                              Caldera Thin Clients, Inc.,
a Utah corporation                          a Utah corporation

By____________________________              By____________________________
                                                Bryan Sparks, President
Its____________________________

                                    EXHIBIT A
                            DESCRIPTION OF TECHNOLOGY

       The technology is the "Transferred Assets," as that term is defined in
Section 2.14 of the Asset Purchase Agreement by and between Caldera, Inc. and Novell, Inc., dated July 23, 1996, and attached hereto as Exhibit B, together with any derivative works based thereon created by Caldera, Inc.

                                    EXHIBIT B
                     JULY 23, 1996, ASSET PURCHASE AGREEMENT


                                       6